SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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CARREKER CORPORATION

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4055 Valley View Lane, Suite 1000
Dallas, Texas 75244
(972) 458-1981

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2006

To the Stockholders of
CARREKER CORPORATION
      The Annual Meeting of Stockholders of Carreker Corporation (the “Company”), a Delaware corporation, will be held in the Garden Terrace Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Thursday, July 13, 2006, at 8:00 a.m. Central Time, for the following purposes:

1.	To elect three directors as Class II directors for terms expiring at the Annual Meeting of Stockholders in 2009;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007; and

3.	To transact such other business as properly may come before the meeting or any adjournment thereof.
      The close of business on May 19, 2006 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.
      A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company’s operations for the fiscal year ended January 31, 2006, accompany this notice.
      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

JOHN S. DAVIS
SECRETARY
May 26, 2006

4055 Valley View Lane, Suite 1000
Dallas, Texas 75244
(972) 458-1981
PROXY STATEMENT
For the Annual Meeting of Stockholders
To be Held on July 13, 2006
SOLICITATION OF PROXIES
      This Proxy Statement is furnished to stockholders of Carreker Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held in the Garden Terrace Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Thursday, July 13, 2006, at 8:00 a.m. Central Time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
      This Proxy Statement and form of Proxy are being mailed to stockholders on or about May 26, 2006. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

(1)	FOR the election of the three nominees listed under “Election of Directors” as nominees of the Company for election as directors;

(2)	FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007; and

(3)	AT the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.
      The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.
      The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, internet and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

STOCKHOLDERS ENTITLED TO VOTE
      The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on May 19, 2006. As of May 19, 2006, the Company had issued and outstanding and entitled to vote at the Annual Meeting 25,317,255 shares of Common Stock, par value $.01 per share (“Common Stock”). For a description of the voting rights of the Common Stock, see “Quorum and Voting” herein.
QUORUM AND VOTING
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes “withheld” are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matters.
ELECTION OF DIRECTORS
PROPOSAL ONE
      The Company’s Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized ten directors. The directors are divided into three classes and their terms expire as follows: Class I, which currently consists of Messrs. John D. Carreker, Jr., James R. Erwin and Donald L. House, will expire at the annual meeting of stockholders to be held in 2008; Class II, which currently consists of Messrs. J. Coley Clark, Richard R. Lee, Jr., and Gregory B. Tomlinson, will expire at the annual meeting of stockholders to be held on July 13, 2006; and Class III, which currently consists of Messrs. James D. Carreker, Webb Edwards, David K. Sias and Jeffrey D. Watkins, will expire at the annual meeting of stockholders to be held in 2007. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen.
      Three directors will be elected at the meeting as Class II directors for terms expiring at the annual meeting of stockholders to be held in 2009. The directors will continue to serve until their respective successors are duly elected and qualified. Two of the Board of Directors’ nominees currently serve as directors of the Company and one nominee has been nominated to stand for election in the place of Mr. Lee who has served as a director since 1984. Because of director term limits established by the Board of Directors (referred to below), Mr. Lee will retire as a director and is not eligible to stand for re-election at the Annual Meeting.
      The Board has adopted the general policy that a director who will have served nine or more years consecutively as a director at the end of their current term will not be eligible for nomination for continued service. Exceptions to this policy may be made by the Board, and this policy generally will not apply to directors who are executives of the Company.

      The Governance and Nominating Committee annually assesses independence, attendance, performance and composition of the Board of Directors and its Committees. The Board of Directors has stated its intention to maintain a diverse and independent membership and continues to work toward this goal. The Board of Directors has adopted certain independence standards for directors which are in addition to those provided by the applicable rules of The NASDAQ Stock Market (“NASDAQ”). Based on the applicable NASDAQ rules and also the Company’s director independence standards, the Board of Directors has affirmatively determined that each of the three nominees is independent.
      Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If any nominee named below should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select.
NOMINEES FOR DIRECTORS (THREE YEAR TERMS)
      J. COLEY CLARK, age 60, has served as a director of the Company since September 2004. Mr. Clark is currently President and Chief Executive Officer and a director of BancTec, Inc., a process, capture and archive hardware and software provider to the banking, insurance and telecommunications industries. Beginning in 1996, Mr. Clark served as Senior Vice President and a member of the Global Operations Council of EDS, a global technology service organization. Mr. Clark retired from EDS in 2004 after 32 years with the company. Mr. Clark also serves as a director of FundsXpress, an internet banking provider.
      WILLIAM C. HAMMETT, JR., age 59, has served as Vice Chairman of the Board of Directors of Pegasus Solutions, Inc. (“Pegasus”), a provider of technology solutions to the hospitality industry, since March 2001 and as a director of Pegasus since October 1995. Mr. Hammett served as Senior Vice President of Dave & Buster’s, Inc. (“D&B”), a restaurant and entertainment company, from December 2002 to April 2006, and as Chief Financial Officer of D&B from December 2001 to April 2006. From May 1998 to March 2001, he served as Chairman of the Board of Directors of Pegasus. From October 1995 to May 1998, he served as Vice Chairman of the Board of Directors of Pegasus. From August 1996 through September 1997, he served as Senior Vice President and Chief Financial Officer of La Quinta Inns, Inc. From June 1992 through August 1996, he served as Senior Vice President, Accounting and Administration of La Quinta Inns, Inc.
      GREGORY B. TOMLINSON, age 66, has served as a director of the Company since September 2004. Mr. Tomlinson, a certified public accountant, retired as a partner of KPMG LLP, an international public accounting firm, in 2002. During Mr. Tomlinson’s forty-year career with KPMG, he served in various technical and administrative positions, including Risk Management Partner for the Southwest Area, Partner in charge of the firm’s Information, Communications and Entertainment (i.e. technology) practice in the Southwest Area, and immediately prior to his retirement, as Asia Pacific Risk Management Partner, resident in Tokyo.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF EACH OF THE ABOVE DIRECTOR NOMINEES.
CONTINUING DIRECTORS
      JAMES D. CARREKER, age 58, has served as a director of the Company since 1984. Mr. Carreker presently serves as Chairman of the Board of Directors and Chief Executive Officer of The Bombay Company, Inc., a home furnishings retailer. Mr. Carreker served as Chairman of the Board of Directors of Wyndham International, Inc., a hotel management and leasing company, from March 1999 to October 2000. Mr. Carreker served as Chief Executive Officer of Wyndham International, and from January 1998 to June 1999, Mr. Carreker also served as a director of Patriot American Hospitality, Inc., a hotel real estate investment trust until it became a wholly owned subsidiary of Wyndham International in June 1999. Mr. Carreker served as President and Chief Executive Officer of Wyndham Hotel Corporation, a national hotel company, from May 1996, and as a director of Wyndham from February 1996, until the merger of Wyndham with Patriot in January 1998. Mr. Carreker also served as President and Chief Executive Officer of

Trammell Crow Company, a national real estate company, as well as President of Burdines Department Stores, located in Florida. Since October 2002, Mr. Carreker has served as a director of CBRL Group, a restaurant holding company. John D. Carreker, Jr. and James D. Carreker are brothers. His term expires in 2007.
      JOHN D. CARREKER, JR., age 63, has served as Chairman of the Board and Chief Executive Officer of the Company since the Company’s formation in 1978. John D. Carreker, Jr. and James D. Carreker are brothers. John D. Carreker III is the son of John D. Carreker, Jr. His term expires in 2008.
      WEBB EDWARDS, age 58, has served as a director of the Company since January 2006, when he was appointed to fill the vacancy on the Board of Directors occurring from the resignation of Ronald G. Steinhart. Mr. Edwards is currently a self-employed business consultant. He served as President of Wells Fargo Services, the technology and operations subsidiary of Wells Fargo & Company, from May 1999 until his retirement in January 2006. Mr. Edwards served as President of Norwest Services, Inc. and Corporate Executive Vice President of Norwest Corporation in Minneapolis from May 1995 to April 1999, when it was acquired by Wells Fargo. Prior to 1995, Mr. Edwards served as Executive Vice President of First Interstate Bancorp in California and Senior Vice President of Mercantile National Bank in Texas. His term expires in 2007.
      JAMES R. ERWIN, age 62, has served as a director of the Company since May 2001 and Lead Director since June 2002. Mr. Erwin is currently Managing Director and Partner of Erwin Graves & Associates, L.P., a management consulting company. Mr. Erwin has served as Vice Chairman-Texas and Senior Client Executive-Southwest of Bank of America, N.A. from October 1998 to May 2000, was Vice Chairman for Texas and Corporate Finance Executive-West for NationsBank Corp. from January 1994 to October 1998, and was Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994. Mr. Erwin has served as a director of Trammell Crow Company, a diversified real estate service company, since December 1997. Mr. Erwin served as a director of Texas Capital Bancshares, Inc., a bank holding company, from May 2001 to May 2005. His term expires in 2008.
      DONALD L. HOUSE, age 64, has served as a director of the Company since March 30, 1998. Mr. House is currently Chairman of Version One, LLC, a software firm. From January 1993 until December 1997, Mr. House served as Chairman of the Board of Directors of SQL Financials International, Inc. (now known as Clarus Corporation), a developer of electronic commerce application software. Mr. House continues to serve as a director of Clarus Corporation where he is Chairman of its audit committee. Mr. House is a private venture capital investor and business advisor to emerging growth stage high technology companies and serves on the boards of several private companies. His term expires in 2008.
      DAVID K. SIAS, age 68, has served as a director of the Company since October 1993 and served as a consultant to the Company from November of that year until July 2001. Mr. Sias has been a partner of eVentures International, LLC, a venture capital group that specializes in start-up firms in the software arena, since 1999. From 1993 until 1997, Mr. Sias was a director and advisor to ADS Associates, a privately held software company. Prior to that time, Mr. Sias was with Bankers Trust Company, New York for over thirty years where he led several of the bank’s major businesses, including its International Division as well as its Global Operating and Information Systems. His term expires in 2007.
      JEFFREY D. WATKINS, age 45, has served as a director of the Company since March 2006, when he was appointed to fill the vacancy on the Board of Directors created by the resignation of Keith W. Hughes. Mr. Watkins is currently President of Prescott Group Capital Management, LLC, a registered investment advisor, and serves as the co-manager of the Prescott Tradition Fund, L.P. and Prescott Mid Cap, L.P. Mr. Watkins also serves as a director of ALR Holdings, a Bermuda based reinsurance company. Prior to joining Prescott in July 2001, Mr. Watkins served for eighteen years as a portfolio manager for Capital Advisors, Inc., a registered investment advisor. His term expires in 2007.

DIRECTORS NOT CONTINUING
      KEITH W. HUGHES, age 59, served as a director of the Company from July 2003. Mr. Hughes resigned from the Board of Directors on January 15, 2006.
      RICHARD R. LEE, JR., age 59, served as a director of the Company from 1984. Mr. Lee will retire from the Board of Directors at the end of his current term pursuant to the term limits established by the Board of Directors.
      RONALD G. STEINHART, age 65, served as a director of the Company from April 2001. Mr. Steinhart resigned from the Board of Directors on November 1, 2005.
CORPORATE GOVERNANCE
      The Board of Directors has determined that Messrs. Clark, Edwards, Erwin, Hammett, House, Sias, Tomlinson, and Watkins are “independent” as defined by applicable NASDAQ rules. In addition, the Board of Directors has determined that a majority of its members are “independent” as defined by the Company’s director independence standards. The Board of Directors held a total of nine meetings in the fiscal year ended January 31, 2006. Average attendance at those meetings was 92% and each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board of Directors on which he served. The Board of Directors’ standing committees are an audit committee, a compensation committee, and a governance and nominating committee. The charters for each of the Company’s standing committees can be found on the Company’s website at www.carreker.com. From time to time, the Board of Directors may establish ad hoc committees for certain purposes. Currently, the Board of Directors has appointed a strategic steering committee, described in more detail below.
      AUDIT COMMITTEE. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for (i) recommending to the Board of Directors the selection of the Company’s outside auditors, (ii) pre-approving all audit and permissible non-audit services and fees, (iii) reviewing the audit scope and risk assessment process, (iv) reviewing the independence and performance of the outside auditors, (v) providing oversight of the internal audit function and reviewing internal controls of the Company, (vi) overseeing compliance with the Company’s Code of Ethics, and (vii) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company’s Form 10-K as well as the interim financial statements. The current members of the Audit Committee are Messrs. House, Sias and Tomlinson. Mr. Tomlinson serves as Chairman. Each member of the Audit Committee is “independent,” as defined by the applicable rules of the Securities and Exchange Commission (“SEC”), and the Board of Directors has determined that each member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and under the standards of independence established by the Board of Directors.
      The Board of Directors has determined that each Audit Committee member is “financially literate” and that the Audit Committee provides adequate and appropriate oversight of the Company’s audit practices. The Board of Directors has determined that Gregory B. Tomlinson is an “audit committee financial expert” as defined under the applicable NASDAQ and SEC rules. The Audit Committee met nineteen times during the fiscal year ended January 31, 2006.
      COMPENSATION COMMITTEE. The Compensation Committee is responsible for executive compensation policies, approving compensation payable to executive officers of the Company, and reviewing and granting stock options and awards. The current members of the Compensation Committee are Messrs. Clark, Erwin, and Sias. Mr. Sias serves as Chairman. Each member of the Compensation Committee is “independent”, as defined by the applicable NASDAQ rules and under the Company’s director independence standards. The Compensation Committee met eight times during the fiscal year ended January 31, 2006.
      GOVERNANCE AND NOMINATING COMMITTEE. The Corporate Governance and Nominating Committee has the responsibility for identifying potential candidates for membership to the Board of Directors and for making a recommendation to the Board of Directors of a slate of director candidates to stand for election at the annual meeting of the Company’s stockholders. The Governance and Nominating Committee also has responsibility for maintaining oversight of the Board of Directors’ operations and effectiveness, recommending directors for appointment to committees, and making recommendations to the Board of Directors as to determinations of director independence. The current members of the Governance and Nominating Committee are Messrs. Erwin, House, and Sias. Mr. Erwin serves as Chairman. Each member of the Governance and Nominating Committee is “independent” as defined under applicable NASDAQ rules and by the Company’s director independence standards. The Governance and Nominating Committee met eight times during the fiscal year ended January 31, 2006.
      In evaluating prospective nominees, the Governance and Nominating Committee seeks individuals that have the following minimum qualifications, qualities and skills: (i) significant business or public experience that is relevant and beneficial to the Board of Directors and the Company, (ii) willing and able to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board of Directors meetings and committee meetings, (iii) committed to the long-term growth and profitability of the Company, (iv) character and integrity, (v) inquiring minds who are willing to speak their minds and challenge and stimulate management, and (vi) represent the interests of the Company as a whole and not only the interests of a particular stockholder or group.
      The Governance and Nominating Committee will consider nominees proposed by stockholders. Director candidates recommended by stockholders are evaluated by the Governance and Nominating Committee based on the same criteria applied by the Governance and Nominating Committee to director candidates identified by that Committee. Any stockholder who wishes to recommend a director candidate for consideration by the Governance and Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to the following address: 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary. The submission must be received at such address not less than 120 calendar days before the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if the Company did not hold an annual meeting during the previous year, or if the date of this year’s meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. For the 2007 annual meeting, this date would be January 27, 2007.
      STRATEGIC STEERING COMMITTEE. In November 2005, the Board of Directors established an ad hoc Strategic Steering Committee for the specific purpose of advising the Company and management on strategic direction. The members of the Strategic Steering Committee are Messrs. Erwin, House, Sias, and Edwards. Mr. Erwin serves as chairman. The Strategic Steering Committee met two times during the fiscal year ended January 31, 2006.
      CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS. Based upon the recommendation of the Governance and Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines and a Code of Ethics. The Code of Ethics applies to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Guidelines and Code of Ethics are available on the Company’s website, www.carreker.com. The Company intends to post amendments to or waivers from the Code as required by applicable rules on its website or in a report on Form 8-K.
      The Company’s employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.
      DIRECTOR COMPENSATION. Employee directors do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $12,000, payable quarterly, a fee of $2,000 per board meeting attended, and a fee of $650 per committee meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $6,000; the chairman of the Compensation Committee receives $2,000; the chairman of the Governance and Nominating Committee receives $2,000; the chairman of the Strategic Steering Committee receives $6,000; and the Lead Director receives $6,000, all payable in quarterly installments. Under the Company’s 1994 Long Term Incentive Plan, non-employee directors will be awarded options to purchase Common Stock at the time they are elected to the Board of Directors and on the first day of each board compensation year (August 1), exercisable at the fair market value of the Common Stock on such date. The number of options awarded is determined pursuant to an option pricing formula, so that the fair value of the option award will equal $60,000.
      STOCKHOLDER COMMUNICATIONS WITH THE BOARD. Stockholders and others who wish to communicate with the Board of Directors as a whole, or to individual directors, may do so by writing to them at: Carreker Corporation, 4055 Valley View Lane, Dallas, Texas 75244. All communications (except advertisements, solicitations for periodicals or other subscriptions, and similar communications) sent to this address and addressed to the Board of Directors will be forwarded to each member of the Board of Directors or to an individual director, if so addressed.
      It is a policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. All of the nine directors attended the Company’s 2005 annual meeting of stockholders.

BENEFICIAL OWNERSHIP OF COMMON STOCK
      The following table sets forth information as of May 19, 2006, regarding the beneficial ownership of the Company’s Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company’s executive officers named in the Summary Compensation Table of this proxy statement, by each of the Company’s directors, and by all of its directors and executive officers as a group.
      The information for the five percent owners is derived from Schedules 13G filed with the SEC or through discussions with the owner. Except as otherwise noted, the address for each owner is 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244.

	Shares of Common
	Stock Beneficially
	Owned and Percentage
	of Outstanding Shares
	as of May 19, 2006

Name	Number	Percent

5% Beneficial Owners
J. & W. Seligman & Co. Incorporated(1)	2,906,538	11.48
100 Park Avenue
New York, NY 10017
Cannell Capital LLC(2)	2,084,809	8.23
150 California Street, 5th Floor
San Francisco, CA 94111
Prescott Group Capital Management, L.L.C.(3)	1,819,604	7.22
1924 South Utica, Suite #1120
Tulsa, OK 74104
Kennedy Capital Management, Inc.(4)	1,659,759	6.56
10829 Olive Boulevard
St. Louis, MO 63141
Directors and Officers
John D. Carreker, Jr.(5)	2,744,174	10.77
Jeffrey D. Watkins(6)	1,822,945	7.20
John D. Carreker III(7)	353,283	1.39
David K. Sias(8)	290,596	1.15
Richard R. Lee, Jr.(9)	189,035	*
Blake A. Williams(10)	186,616	*
Lisa K. Peterson(11)	154,166	*
James D. Carreker(12)	124,577	*
Donald L. House(13)	100,051	*
Suzette Massie(14)	91,666	*
James R. Erwin(15)	57,223	*
Gregory B. Tomlinson(16)	19.418	*
J. Coley Clark(17)	18,418	*
Webb Edwards(18)	8,086	*
Directors and executive officers as a group (15 persons)(19)	6,181,920	24.29

*	Less than 1%

(1)	J. & W. Seligman & Co. Incorporated is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E). As of December 31, 2005, J. & W. Seligman & Co. Incorporated held 2,906,538 shares of the Company’s Common Stock. William C. Morris is a control person of J. & W. Seligman & Co. Incorporated in accordance with Rule 13d-1(b)(1)(ii)(G). Mr. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, may be deemed to beneficially own the reported shares.

(2)	Cannell Capital, LLC acts as the investment adviser to The Cuttyhunk Fund Limited, The Anegada Master Fund Limited, and TE Cannell Portfolio, Ltd. and is the general partner of and investment adviser to Tonga Partners, L.P. (collectively, the “Funds”). The principal business of each Fund is to invest in securities. As of December 31, 2005, Cannell Capital, LLC held 2,084,809 shares of the Company’s Common Stock. Of the 2,084,809 shares, The Cuttyhunk Fund Limited owned 496,300 shares, The Anegada Master Fund Limited owned 468,109 shares, TE Cannell Portfolio, Ltd. owned 370,900 shares, and Tonga Partners, L.P. owned 749,500 shares. J. Carlo Cannell is the controlling member of Cannell Capital, LLC and may be considered to have voting and investment control over the shares owned by it.

(3)	Prescott Group Capital Management, L.L.C. is an Oklahoma limited liability company. As of April 7, 2006, Prescott Group Capital Management, L.L.C., together with Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership, Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership, Prescott Group Mid Cap, L.P., an Oklahoma limited partnership, Prescott Group Aggressive Mid Cap, L.P., an Oklahoma limited partnership (together with Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Small Cap II, L.P., and Prescott Group Aggressive Mid Cap, L.P., the “Prescott Group Funds”), and Mr. Phil Frohlich, the principal of Prescott Group Capital Management, L.L.C. (together, the “Reporting Persons”), held 1,826,909 shares of the Company’s Common Stock. The Reporting Persons may be considered a “group” under Section 13(d)(3) of the Act and may be deemed to be the beneficial owners of all the shares of Common Stock held by the Prescott Group Funds. Mr. Frohlich serves as the managing member of Prescott Group Capital Management, L.L.C. and as such Mr. Frohlich may direct the vote and disposition of the 1,819,604 shares held by the Prescott Group Funds and 7,305 shares held by himself, individually.

Mr Jeffrey D. Watkins, a director of the Company, is the President of Prescott Group Capital Management, L.L.C. and may be deemed to have voting and investment control over the shares beneficially owned by it. Mr. Watkins disclaims beneficial ownership with respect to such shares, except to the extent of any indirect pecuniary interest he may have by virtue of any ownership interest in the Prescott Group Funds.

(4)	Kennedy Capital Management, Inc. is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). As of December 31, 2005, Kennedy Capital Management, Inc. owned 1,659,759 shares of the Company’s Common Stock.

(5)	Includes 213,204 shares held in a family limited partnership for which Mr. Carreker is the general partner and 157,500 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(6)	Includes 3,341 shares subject to stock options that are exercisable by Mr. Watkins within sixty days. Please see footnote (2) above for additional information relating to Mr. Watkins.

(7)	Includes 135,666 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(8)	Includes 6,000 shares held by Patricia L. Sias, the wife of Mr. Sias, as to which Mr. Sias disclaims beneficial ownership, and 54,923 shares subject to stock options that are exercisable by Mr. Sias within sixty days.

(9)	Includes 5,000 shares held by Lee Financial Corporation and 10,235 shares currently held in trust, as to which Mr. Lee disclaims beneficial ownership, and 61,422 shares subject to stock options that are exercisable by Mr. Lee within sixty days. Of the shares owned by Mr. Lee, 83,000 have been pledged as security for a loan.

(10)	Includes 96,616 shares subject to stock options that are exercisable by Mr. Williams within sixty days.

(11)	Includes 85,166 shares subject to stock options that are exercisable by Ms. Peterson within sixty days.

(12)	Includes 6,576 shares held by children of Mr. Carreker, as to which Mr. Carreker disclaims beneficial ownership, and 59,755 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(13)	Includes 100,051 shares subject to stock options that are exercisable by Mr. House within sixty days.

(14)	Includes 56,666 shares subject to stock options that are exercisable by Ms. Massie within sixty days.

(15)	Includes 47,223 shares subject to stock options that are exercisable by Mr. Erwin within sixty days.

(16)	Includes 18,418 shares subject to stock options that are exercisable by Mr. Tomlinson within sixty days.

(17)	Includes 18,418 shares subject to stock options that are exercisable by Mr. Clark within sixty days.

(18)	Includes 8,086 shares subject to stock options that are exercisable by Mr. Edwards within sixty days.

(19)	Includes 909,917 shares subject to stock options that are exercisable by the directors and executive officers as a group within sixty days.

PERFORMANCE GRAPH
      In 2006, the Company conducted a review of its peer groups in an effort to refine the groups and develop comparisons that are consistent with the Company’s market, offerings, revenue composition, and size. After completing the review, the Company has revised and expanded the 2005 Technology Peer Group and made the determination to drop the Services Peer Group due to its lack of comparability with the Company’s service offerings. The Company believes that the New Peer Group created by such revisions for the 2006 performance graph provides a better basis from which to evaluate the relative performance of the Company.
      The following graph shows a comparison of cumulative total returns for the Company, the New Peer Group, the 2005 Services Peer Group, the 2005 Technology Peer Group, and the S&P 600 Index during the five-year period ending on January 31, 2006. The comparison assumes the reinvestment of all dividends, if any.
      The New Peer Group consists of Bottomline Technologies, Inc., Corillian Corp., eFunds Corp., Fundtech, Ltd., Jack Henry & Associates, Inc., Open Solutions Inc., Pegasystems, Inc., S1 Corp., and Transaction Systems Architects, Inc.. The 2005 Services Peer Group consists of Bearingpoint, Inc., Charles River Associates, Inc., Keane, Inc., Maximus, Inc., and TetraTech, Inc. The 2005 Technology Peer Group consists of Bottomline Technologies, Inc., CCC Information Services Group, EPIQ Systems, Inc., Hyperion Solutions Corporation, and SS&C Technologies, Inc.

	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05	1/31/06

Carreker Corporation (CANI)	100	20.44	11.13	58.30	29.15	21.91
Standard and Poor’s 600 SmallCap Index	100	103.05	84.21	124.54	145.11	173.25
New Peer Group	100	93.44	53.05	100.54	107.50	117.96
2005 Services Peer Group	100	105.19	65.89	96.75	85.84	87.62
2005 Technology Peer Group	100	100.48	150.86	243.59	291.37	342.94
      Note: The Stock performance shown above is not necessarily indicative of future price performance.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee, in accordance with its written charter, provides advice and recommendations to the Board of Directors concerning the compensation, including base salaries, bonuses, and stock option and other equity awards under the Company’s 1994 Long Term Incentive Plan (“LTIP”) for the executive officers, stock option and other equity awards to other eligible employees, employer contributions to the 401(k) savings plan, and the compensation of the Company’s directors. All decisions made by the Compensation Committee relating to compensation of the Company’s executive officers are reviewed by the Board of Directors.
      The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Total executive compensation is generally set at levels that the Compensation Committee believes to be consistent with others in the Company’s industry, although actual compensation levels in any particular year may be above or below those of the Company’s competitors, depending upon the Company’s performance. The objectives of the Company’s executive compensation program are as follows:

•	Compensate competitively in order to attract, retain, and motivate a highly competent executive team dedicated to achieving the Company’s mission and strategic plans, which are designed to result in long term growth in stockholder value;

•	Tie individual compensation to individual and team performance and the success of the Company;

•	Align executive officers’ and certain eligible employees’ interests with those of the Company by making incentive compensation dependent upon the performance of the Company or the appropriate business unit; and

•	Align executive officers’ and certain eligible employees’ interests with those of the Company and its stockholders by providing long-term compensation opportunities through participation in the Company’s LTIP.
      To achieve these compensation objectives, the Company uses a combination of short-term and long-term compensation elements, all of which are based upon the performance of the individual and/or the performance of the Company or the appropriate business unit. The Compensation Committee is mindful of grants or awards made to the Company’s executive officers under the Company’s LTIP. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.
      The three principal components of the Company’s compensation program are base salary, incentive cash bonuses, and long-term compensation.
      BASE SALARY. Base compensation of executive officers is set based on offering competitive salaries in comparison to market salaries. The Company utilizes survey data developed for comparable executive positions in other similar companies in the same industry to establish a minimum, medium, and maximum salary and bonus level for each executive position. These ranges may be adjusted from industry averages for factors such as local market conditions or unique aspects, responsibilities, or qualifications of the position not believed to be normally associated with the position in other similarly sized companies. Base salary ranges are reviewed annually by the Company and the Compensation Committee. A range of percentage increases and a maximum merit increase is established for various performance levels. The base salary position within the range is set after an annual subjective review of performance in areas of the executive’s responsibilities. This review includes an evaluation of work performance, achievement of specific goals, position requirements, and financial performance of the applicable business unit in relation to expected performance based on the annual plan. Increases in base salary of executive officers are consistent with the Company’s overall guidelines for other employee salary percentage increases for defined performance levels. These guidelines are revised annually to reflect economic, industry, and company factors. Salary increases are not necessarily granted each year.
      INCENTIVE BONUS PLAN. All executive officers, including Mr. John D. Carreker, Jr., are currently eligible for bonuses under the Company’s Incentive Bonus Plan (the “Plan”). The Plan is a performance-driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants in the Plan are eligible to receive an Incentive Bonus based on (i) the achievement of certain pre-determined corporate and business unit performance target goals, and (ii) the Participant’s achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Company’s fiscal year ended January 31 (the “Plan Year”). In order to receive an Incentive Bonus for fiscal year performance, an employee must be employed on the day of the distribution. Awards under the Plan are made in the form of cash bonuses. Incentive awards made for performance during the fiscal year 2005 are shown in the Summary Compensation Table of this proxy statement.
      LONG TERM COMPENSATION. Under the Company’s LTIP, which has previously been approved by the stockholders, the Company may award incentive and non-qualified stock options and restricted stock to the executive officers and key employees of the Company and its subsidiaries. Restricted stock are shares of Common Stock, subject to any applicable vesting criteria or period. Consistent with prevailing practices in the marketplace, the Committee currently intends to make a long-term incentive award for each fiscal year unless Company performance factors dictate otherwise.
      The long-term incentive awards from the LTIP made during the fiscal year 2005 to the Company executives included the following:

•	Stock option grants to all of the executive officers, vesting in three installments beginning on the first anniversary of the grant date.

•	Restricted stock awards to all of the executive officers, vesting on the fifth anniversary of the award date, but with performance accelerated vesting, with up to one-half of the award vesting on each of the third and fourth anniversaries of the award date if performance goals are met.
      The stock option and restricted stock grants made to the Company’s executives were designed to create a direct link between stockholder and executive interests by focusing executive attention on increasing stockholder value. In each case, the number of stock options and shares of restricted stock awarded is individually determined for each executive officer based on a subjective evaluation by the Committee of the individual’s responsibility level and contribution to the Company and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards are generally considered in determining new Plan awards for executive officers.
      CARREKER 401(k) PLAN. The Company’s 401(k) plan (the “401K Plan”) provides for participation in employer contributions by all eligible employees, including the executive officers. Employees are eligible to begin participation in the 401K Plan on the first day of the month after the date of hire. The Company also has the discretion of making an annual lump sum profit sharing contribution for all eligible employees. This contribution would be made as a percentage of each employee’s base salary. Matching contributions vest at a rate of 25% for each year a participant earns a year of service. All Company contributions are subject to limitations imposed by the Internal Revenue Code. For the fiscal year ending January 31, 2007, the Company will match 50% of the first 6% of the employee’s compensation.
      EMPLOYMENT AGREEMENTS. The Company enters into executive employment agreements with certain officers and employees, including the executive officers, from time to time. The Compensation Committee believes the agreements serve to protect the Company and its stockholders as well as these officers and employees in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce the officers’ and employees’ dedication to the Company’s best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board of Directors considered, among other things, an analysis of competitive practices within the

Company’s peer group based on public filings and discussions with Towers Perrin, the Company’s compensation consultants.
      FISCAL YEAR ENDED JANUARY 31, 2006 CHIEF EXECUTIVE COMPENSATION. The Chief Executive Officer, Mr. John D. Carreker, Jr., participated during the fiscal year ended January 31, 2006, in the same compensation programs as the other executive officers with each component of his compensation determined by the Board of Directors according to the same criteria described above. Mr. Carreker’s base salary was generally determined in the same manner as other executive officers and was based on the factors listed above. For the fiscal year 2005, Mr. Carreker’s base salary was not increased over his salary in the fiscal year 2004. Mr. Carreker’s incentive compensation was determined using the same performance goals described in the Incentive Bonus Plan section of this report. Based upon the Company’s and Mr. Carreker’s performance in accordance with such goals for the fiscal year 2005, the Compensation Committee did not award any bonus to Mr. Carreker for the fiscal year under the Plan.
      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance-based compensation does not have to be taken into account for the purposes of this limitation. The Compensation Committee does not expect the cash compensation to be paid to any executive officer will exceed the $1,000,000 limit per officer in the foreseeable future. As a result, the Compensation Committee has decided at this time to take no action to limit or restructure any elements of the cash compensation paid to any of the Company’s executive officers. Should the compensation level of any executive officer approach $1,000,000, the Compensation Committee will reevaluate this decision.

Submitted By:
The Compensation Committee of
Board of Directors

David K. Sias (Chairman)
J. Coley Clark
James R. Erwin

EXECUTIVE COMPENSATION AND OTHER MATTERS
      The following information sets forth certain compensation provided to the Company’s Chief Executive Officer and its four other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended January 31, 2006 (“Fiscal 2005”), as well as the two preceding fiscal years.
SUMMARY COMPENSATION TABLE
(FISCAL YEAR ENDED JANUARY 31, 2006)

						LONG-TERM
		ANNUAL COMPENSATION				AWARDS

					Other Annual		Securities	All Other
	Fiscal	Salary	Bonus		Compensation	Restricted	Underlying	Compensation
Name and Principal Position	Year	($)	($)		($)(1)	Stock($)(2)	Options (#)	($)(3)

John D. Carreker, Jr.	2005	445,747	—		—	118,365	22,500	3,150
Chairman of the Board, President	2004	445,747	—		—	90,270	18,500	6,500
and Chief Executive Officer	2003	445,942	—		—	—	50,000	836
Blake A. Williams	2005	309,000	—		—	91,050	20,000	5,572
Executive Vice President and	2004	309,000	133,500		—	90,270	18,500	3,925
President, Revenue Enhancement	2003	310,265	133,500		—	87,000	10,000	579
Lisa K. Peterson	2005	299,083	80,000	(4)	—	231,000	50,000	6,128
Executive Vice President and	2004	275,000	25,000		—	90,270	18,500	3,266
Chief Financial Officer	2003	88,542	—		—	—	50,000	—
Suzette Massie	2005	309,000	—		—	91,050	20,000	313
Executive Vice President and	2004	26,920	50,000		—	50,000	20,000	—
President, Global Payments	2003	—	—		—	—	—	—
Consulting
John D. Carreker III	2005	309,000	—		—	91,050	20,000	2,447
Executive Vice President and	2004	309,000	—		—	90,270	18,500	3,600
President, Global Payments	2003	309,000	50,000		—	87,000	20,000	126,616	(5)
Technologies

(1)	Reflects amounts awarded to the Named Executive Officers pursuant to the Company’s Variable Compensation Plan. See “Report of the Compensation Committee on Executive Compensation.” In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the Named Executive Officers for each fiscal year.

(2)	Based upon the closing price of the Company’s Common Stock on the award date. Except for the award to Ms. Peterson, all restricted stock awarded to the Named Executive Officers in 2005 vests on July 15, 2010, subject to acceleration if the Company achieves certain performance measures in earlier fiscal years. Ms. Peterson’s award vests ratably over five years beginning May 3, 2006. The vesting of restricted stock will accelerate in the event of any change in control of the Company. As of January 31, 2006, the number and value of restricted stock holdings by the Named Executive Officers was as follows: Mr. Carreker, Jr. 26,700 shares, $150,321; Mr. Williams 42,200 shares, $237,586; Ms. Peterson 57,200 shares, $322,036; Ms. Massie 31,000 shares, $174,530; and Mr. Carreker III 42,200 shares, $237,586.

(3)	Includes Company contributions to the 401K Plan on behalf of each of the Named Executive Officers in Fiscal Years 2003, 2004, and 2005.

(4)	Represents bonus paid during the fiscal year ended January 31, 2006 and not pursuant to the Company’s Incentive Bonus Plan.

(5)	Includes $126,166 paid in the fiscal year ended January 31, 2003, for auto allowance, cost of living adjustment, and relocation allowance.
OPTION GRANTS IN LAST FISCAL YEAR
      The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares granted during the fiscal year ended January 31, 2006.

					Potential Realizable
		% of			Value at Assumed
	Number of	Total			Annual Rates of
	Securities	Options	Exercise		Stock Price
	Underlying	Granted	Price		Appreciation For
	Options	in Fiscal	Per		Option Term (5)($)
	Granted	2005	Share	Expiration
Name	(#)(1)	(2)(%)	(3)($)	Date (4)	5%	10%

John D. Carreker, Jr.	22,500	5.67	6.07	7/15/2011	46,449	105,376
Blake A. Williams	20,000	5.04	6.07	7/15/2011	41,288	93,668
Lisa K. Peterson	50,000	12.60	4.62	5/3/2010	63,821	141,028
Suzette Massie	20,000	5.04	6.07	7/15/2011	41,288	93,668
John D. Carreker III	20,000	5.04	6.07	7/15/2011	41,288	93,668

(1)	The options vest in one-third increments over three years.

(2)	Based on a total of 398,310 options granted during the fiscal year ended January 31, 2006. During the fiscal year ended January 31, 2006, 650,318 outstanding options were cancelled.

(3)	The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1994 Long Term Incentive Plan.

(4)	Options may terminate before their expiration date upon death, disability, or termination of employment of the optionee.

(5)	In accordance with the rules of the SEC, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future prices of the Company’s Common Stock.
AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
      The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares received during the fiscal year ended January 31, 2006, upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on January 31, 2006.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at Fiscal Year-End(#)		at Fiscal Year-End ($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Carreker, Jr.	—	—	137,500	103,500	24,750	72,250
Blake A. Williams	—	—	82,450	37,500	4,950	17,750
Lisa K. Peterson	—	—	68,500	50,000	0	50,500
Suzette Massie	—	—	50,000	20,000	0	0
John D. Carreker III	—	—	123,500	45,500	10,890	29,230

(1)	Based on the difference between the option exercise price and the closing sales price of the Company’s Common Stock as reported on the NASDAQ National Market on the exercise date.

(2)	Based on the difference between the option exercise price and the closing sale price of $5.63 of the Company’s Common Stock as reported on the NASDAQ National Market on January 31, 2006, the last trading day prior to the closing of the Company’s fiscal year ended January 31, 2006, multiplied by the number of shares underlying the options.
EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth certain information as of January 31, 2006, regarding compensation plans under which shares of the Company’s Common Stock may be issued:

					Number of
	Number of				securities remaining
	securities to be		Weighted-average		available for future
	issued upon exercise		exercise price of		issuance under
	of outstanding		outstanding		equity compensation
	options, warrants		options, warrants		plans (excluding
Plan Category	and rights		and rights($)		outstanding options)

Equity compensation plans approved by security holders	1994 Plan	3,587,569	1994 Plan	8.48	1994 Plan	1,668,669
	Director Plan	193,094	Director Plan	7.74	Director Plan	2,220

	Total	3,780,663	Total	8.44	Total	1,670,889
Equity compensation plans not approved by security holders		—		—		—

	Total	—	Total	—	Total	—

Total		3,780,663		8.44		1,670,889

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
      During the fiscal year ended January 31, 2006, Brenton E. Carreker, Managing Principal Tier III Sales, son of John D. Carreker, Jr. and nephew of James D. Carreker, was employed by the Company and received a total of $191,187 as compensation for services performed.
      The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by the Audit Committee or another independent body of the Board of Directors and such transactions must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.
EMPLOYMENT AGREEMENTS
      AGREEMENT WITH CHAIRMAN AND CHIEF EXECUTIVE OFFICER. The Company is a party to an employment agreement with John D. Carreker, Jr. which has been renewed through January 31, 2007. The agreement provides that, for Fiscal 2006, Mr. Carreker is entitled to receive a base annual salary of not less than $450,000 and is eligible to receive bonuses as determined by the Board of Directors in its sole discretion. The agreement may be terminated at any time by the Board of Directors, with or without cause. Upon termination of the agreement by Mr. Carreker due to a breach on the part of the Company or by the Company without cause, Mr. Carreker will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement.
      AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS. The Company has entered into employment agreements with Lisa K. Peterson, dated as of October 6, 2003, Suzette Massie, dated as of November 15, 2004, Blake A. Williams, dated as of April 19, 2006, and John D. Carreker III, dated as of May 19, 2006. The provisions of each agreement are substantially similar.

      The term of each executive officer agreement is three years, except for Mr. Williams’ and Mr. Carreker III’s agreements which have one-year terms. Each agreement will automatically renew for successive one-year terms unless terminated by either party in accordance with the provisions of the agreement.
      Under each agreement, a “triggering event” would occur in the event of certain change of control transactions, including:

•	a person or group becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding securities;

•	the majority of the Board is elected without being nominated by the management of the Company or the existing Board;

•	the Company merges or consolidates with another corporation and as a result, less than 51% of the voting securities of the surviving corporation is owned by the former shareholders of the Company; or

•	the Company liquidates or dissolves or sells substantially all of its assets.
      If the executive officer’s employment is terminated by the Company without cause or by the employee as a result of an involuntary termination (a “good reason” termination) prior to a triggering event, then he or she will be entitled to receive a cash severance payment equal to the sum of annual base salary plus a projected bonus based on the Company’s performance to-date (or in the case of Mr. Williams and Mr. Carreker III, the maximum target bonus of 50% of base salary) for the current fiscal year, payable over a 12-month period. “Cause” is defined as an act by the executive that is materially adverse to the Company’s best interests and could be the subject of a felony criminal action or the failure of the executive officer to substantially perform his or her duties under the agreement, after notice and opportunity to cure. A “good reason” termination would occur if the executive officer’s duties are materially diminished, if he or she is relocated, or if the Company is in material breach of the employment agreement. In addition, Mr. Carreker III has a limited, one-time right to receive a cash severance equal to his current annual base salary, payable over a 12-month period, if his employment terminates prior to a triggering event without good reason.
      If the executive officer’s employment is terminated after a triggering event, either by the Company without cause or by the executive for good reason, then he or she would be entitled to receive a lump sum cash payment equal to one times the amount of “annualized includable compensation” within the meaning of Internal Revenue Code Section 280G(d)(1) during the period of five full tax years prior to termination (or in the case of Mr. Williams and Mr. Carreker III, two times the sum of annual base salary and maximum target bonus in the current fiscal year).
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file certain reports of ownership with the SEC. Such directors, executive officers and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. All reports required to be filed during fiscal year 2005 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were filed on a timely basis, except as follows: stock option grants to Coley Clark (8,824 shares) and Gregory B. Tomlinson (8,824 shares) in March 2005; release of restricted stock to Michael J. Inman (86 shares) in April 2005; stock option grants to Lisa K. Peterson (50,000 shares) in May 2005; restricted stock grant to Lisa K. Peterson (50,000 shares) in May 2005; stock option grants to James D. Carreker (12,793 shares), Coley Clark (12,793 shares), James R. Erwin (12,793 shares), Donald L. House (12,793 shares), Keith W. Hughes (12,793 shares), Richard R. Lee, Jr. (12,793 shares), David K. Sias (12,793 shares), Ronald G. Steinhart (12,793 shares), and Gregory B. Tomlinson (12,793 shares) in August 2005; cancellation of unvested stock option grants due to Keith W. Hughes’ resignation in January 2006 (9,595 shares); and the sale of stock by Ronald G. Steinhart (7,000 shares) in December 2005, were not reported to the SEC in a timely manner.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee currently consists of Messrs. Clark, Erwin, and Sias. Until November 1, 2005, the Compensation Committee consisted of Messrs. Erwin, Hughes and Steinhart and from November 1, 2005 through January 15, 2006, the Compensation Committee consisted of Messrs. Clark, Erwin, and Hughes. The Audit Committee currently consists of Messrs. House, Sias, and Tomlinson. None of these individuals was at any time during the fiscal year ended January 31, 2006, or any other time, an officer or employee of the Company. No member of the Compensation Committee or Audit Committee serves as a member of the board of directors, compensation committee or audit committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, Compensation Committee or Audit Committee.
REPORT OF THE AUDIT COMMITTEE
      In accordance with its written charter, adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.
      The Audit Committee meets with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent accounting firm”), prior to the Company’s public announcements of financial results. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has responsibility for financial reporting and the system of internal controls, including internal controls over financial reporting, and on the independent accounting firm, who, in their reports, express opinions on the conformity of the Company’s annual financial statements with generally accepted accounting principles, on the Company’s evaluation of the internal controls over financial reporting, and on the effectiveness of those controls.
      The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent accounting firm and with appropriate Company financial personnel and the internal auditor. The Audit Committee regularly meets privately with both the independent accounting firm and the internal auditor, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent accounting firm and periodically reviews their performance and independence from management.
      For the fiscal year ended January 31, 2006, the Audit Committee reviewed the Company’s audited financial statements, management’s assessment of the effectiveness of the internal controls over financial reporting, and Ernst & Young LLP’s audit of the financial statements and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee met with both management and Ernst & Young LLP to discuss such matters and related reports. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. However, as reported in the Company’s Form 10-K for the fiscal year ended January 31, 2006, as a result of the identification of a control deficiency constituting a material weakness, management has concluded and reported to the Audit Committee that the Company’s internal control over financial reporting was not effective as of January 31, 2006. Management has further reported to the Audit Committee that it has established specific processes and controls and modified others to provide reasonable assurance that the control deficiency will be eliminated and these measures, when effectively implemented and maintained, will remediate the material weakness.
      The directors who served on the Audit Committee during the fiscal year ended January 31, 2006, were all “independent” for purposes of the applicable rules of the SEC and NASDAQ listing standards.
      The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence with respect to the Company. The Audit

Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006.

Submitted by:
The Audit Committee of the
Board of Directors

Gregory B. Tomlinson, Chairman
David K. Sias
Donald L. House
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO
      Upon recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since Fiscal 1992. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDED JANUARY 31, 2007.
ACCOUNTING FEES AND SERVICES
      For the fiscal years ended January 31, 2006 and January 31, 2005, fees for professional services provided by Ernst & Young LLP were as follows:

	Year Ended January 31,

	2006	2005

Audit Fees(1)	1,099,408	$1,187,836
Audit-Related Fees	—	—
Tax Fees(2)	63,863	147,158
All Other Fees	1,624	1,700

(1)	Includes fees for audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, and services associated with securities filings. The fees related to the audit with respect to internal controls were $340,802 and $496,637 in fiscal years ended January 31, 2006 and 2005, respectively.

(2)	Includes fees for tax planning, consultation, and compliance services.
      The Audit Committee has adopted policies and procedures requiring pre-approval of all services to be performed by the Company’s independent accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The

Company’s independent accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accounting firm in accordance with any pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. Tomlinson, the committee chairman, when the full Audit Committee is unable to do so. The full Audit Committee reviews and ratifies these pre-approvals at its next regular meeting.
      The Audit Committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.
LEGAL PROCEEDINGS
      SHAREHOLDER CLASS ACTION. On April 16, 2003, the United States District Court for the Northern District of Texas, Dallas Division, issued an order consolidating a number of purported class action lawsuits into a Consolidated Action styled In re Carreker Corporation Securities Litigation, Civil Action No. 303CV0250-M. On October 14, 2003, the plaintiffs filed their Consolidated Class Action Complaint. The complaint, filed on behalf of purchasers of the Company’s common stock between May 20, 1998 and December 10, 2002, inclusive, alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 against all defendants (the Company, John D. Carreker Jr., Ronald Antinori, Terry L. Gage and Ernst & Young, the Company’s auditors), violations of Section 20(a) of the Exchange Act against the individual defendants, and violation of Section 20A of the Securities Exchange Act against defendants John D. Carreker, Jr. and Ronald Antinori. The complaint also alleges, among other things, that defendants artificially inflated the value of Carreker stock by knowingly or recklessly misrepresenting the Company’s financial results during the purported class period. On March 22, 2005, the Court dismissed the action without prejudice and allowed the plaintiffs 60 days in which to file an amended complaint. Also the Court dismissed, with prejudice, all claims by shareholders relating to periods prior to July 31, 1999.
      On May 31, 2005, the plaintiffs filed an Amended Consolidated Class Action Complaint on behalf of purchasers of the Company’s common stock between July 30, 1999 and December 10, 2002, inclusive, which reiterates the allegations in the first complaint, and alleges violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 against all defendants (the Company, John D. Carreker Jr., Ronald Antinori and Terry L. Gage) except Ernst & Young LLP, violations of Section 20(a) of the Exchange Act against the individual defendants, and violations of Section 20A of the Securities Exchange Act against defendants John D. Carreker, Jr. and Ronald Antinori. The plaintiffs are seeking unspecified amounts of compensatory damages, interest and costs, including legal fees.
      On April 21, 2006, counsel for the plaintiff’s and defendants executed a stipulation of settlement and submitted it to the court, whereby they have agreed to settle the class action litigation for a payment of $5,250,000. The proposed settlement has been preliminarily approved but remains subject to final Court approval. At this time, there can be no assurance that the settlement will receive final Court approval.
      The Company is periodically involved in various other legal actions and claims which arise in the normal course of business. In the opinion of management, the final disposition of these matters is not expected to have a material adverse effect on the Company’s financial position or results of operations.
STOCKHOLDER PROPOSALS
      Stockholder proposals to be presented at the 2007 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, not later than January 27, 2007. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

      Any holder of Common Stock of the Company desiring to bring business before the 2007 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, no later than January 27, 2007.
      All suggestions from stockholders concerning the Company’s business are welcome and will be carefully considered by the Company’s management. To ensure that your suggestions receive appropriate review, the Governance and Nominating Committee from time to time reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the Board level without having to resort to formal stockholder proposals. Generally, the Board of Directors prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 7 for information on contacting the Board of Directors.
OTHER MATTERS
      At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
HOUSEHOLDING INFORMATION
      Unless the Company has received contrary instructions, the Company may send a single copy of its annual report, proxy statement, and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. If stockholders prefer to receive multiple sets of the Company’s annual disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s annual disclosure documents, the stockholders should follow these instructions:
      If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its executive offices at 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary, to inform the Company of their request. If a bank, broker, or other nominee holds the shares, the stockholder should contact the bank, broker, or other nominee directly.

ANNUAL REPORT ON FORM 10-K
      UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY’S ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2006 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM LISA K. PETERSON, CHIEF FINANCIAL OFFICER, 4055 VALLEY VIEW LANE, SUITE 1000, DALLAS, TEXAS 75244.

By Order of the Board of Directors

JOHN S. DAVIS
SECRETARY
Dated: May 26, 2006

CARREKER CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS ON JULY 13, 2006
     The undersigned hereby appoints Lisa Peterson and John S. Davis and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2006 Annual Meeting of Stockholders of Carreker Corporation (the “Company”) to be held in the Garden Terrace Room of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas on Thursday, July 13, 2006, at 8:00 a.m. Central Time (“CT”), and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2007, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
Item 1. Election of Directors

			FOR	AGAINST	ABSTAIN
FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Item 2. Proposal to ratify the appointment of Ernst & Young, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2007.	☐	☐	☐
☐	☐
Item 3. In their discretion, upon such other matters that may properly come before the meeting and any adjournments or postponements thereof.
Nominees: 01 J. Coley Clark 02 William C. Hammett, Jr. and 03 Gregory B. Tomlinson

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) below.

Signature	Signature	Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
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